UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2015

BIOSCRIP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-28740	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 460-1600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01– Entry Into a Material Definitive Agreement

Securities Purchase Agreement

On March 9, 2015, Bioscrip, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Coliseum Capital Partners, L.P., a Delaware limited partnership, Coliseum Capital Partners II, L.P., a Delaware limited partnership, and Blackwell Partners, LLC, Series A, a Georgia limited liability company (collectively, the “PIPE Investors”), affiliates of Coliseum Capital Management, LLC, a Delaware limited liability company (“Coliseum”). Pursuant to the terms of the Purchase Agreement, the Company issued and sold to the PIPE Investors in a private placement (the “Private Placement”) an aggregate of (a) 625,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), at a purchase price per share of $100.00, (b) 1,800,000 Class A warrants to purchase the Company’s common stock at a price of $5.295 per share (the “Class A Warrants”), and (c) 1,800,000 Class B warrants to purchase the Company’s common stock at a price of $6.595 per share (the “Class B Warrants” and, together with the Class A Warrants, the “Warrants”), for gross proceeds of $62.5 million.

The Purchase Agreement contains customary representations, warranties and covenants, including covenants relating to, among other things, information rights, the Company’s financial reporting, tax matters, listing compliance under the NASDAQ Global Market, Stockholder Approval (defined below), use of proceeds, and potential requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”) to make a notice filing with respect to the exercise of the Warrants.

Rights and Preferences of the Series A Preferred Stock

The description below provides a summary of certain material terms of the Preferred Stock issued pursuant to the Purchase Agreement.

•	Dividends. Dividends of the Preferred Stock are noncumulative and accrue from the date of original issuance at a rate of 8.5% per annum on the liquidation preference (defined below) then in effect (a “Cash Dividend”). If the Company does not declare and pay a Cash Dividend, the liquidation preference on the Preferred Stock will be increased to an amount equal to the liquidation preference in effect at the start of the applicable dividend period, plus an amount equal to such then applicable liquidation preference multiplied by 11.5% per annum (an “Accrued Dividend”). Cash Dividends, if declared, are payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, and, if declared, will begin to accrue on the first day of the applicable dividend period. If applicable, the Accrued Dividend will begin to accrue and be cumulative on the same schedule as set forth above for Cash Dividends and will also be compounded on each applicable subsequent dividend date.

•	Dividend Adjustment. The Company is required to obtain stockholder approval in connection to the transactions set forth in the Purchase Agreement (“Stockholder Approval”) on or before September 30, 2015. If the Company does not do so, the dividend rate with respect to the Cash Dividends and Accrued Dividends will be increased to a rate of 13.5% and 16.5%, respectively.

•	Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (each, a “Liquidation Event”), after satisfaction of all liabilities and obligations to creditors of the Company and distribution of any assets of the Company to the holders of any stock or debt that is senior to the Preferred Stock, and before any distribution or payment is made to holders of any junior stock, each holder of Preferred Stock will be entitled to either convert the Preferred Stock into common stock and share in any distribution made to the holders of common stock or receive, out of the assets of the Company or proceeds thereof (whether capital or surplus) legally available therefor, an amount per share of Preferred Stock equal to the liquidation preference. The liquidation preference is equal to $100.00, which may be adjusted from time to time by the accrual of Accrued Dividends. The holders of the Preferred Stock are also entitled, at their election, to either convert their shares of Preferred Stock into common stock and on a pro rata basis share in any distribution made to the common stock holders or be paid the liquidation preference upon the occurrence of events that are “Deemed Liquidation Events”, such as certain merger transactions where the Company is not the survivor or a sale of all or substantially all of the Company’s assets.

•	Rank. The Preferred Stock will, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank senior to the Company’s common stock and each other class or series of shares that the Company may issue in the future that do not expressly provide that such class or series ranks equally with, or senior to, the Preferred Stock, with respect to dividend rights and/or rights upon liquidation, winding up or dissolution. The Preferred Stock will also rank junior to the Company’s existing and future indebtedness.

•	Conversion Rate and Conversion Price. The conversion rate in effect at any applicable time for conversion of each share of Preferred Stock into common stock will be the quotient obtained by dividing the liquidation preference then in effect (which will include any cash dividends that the Company has notified holders that it intends to pay but has not yet declared and any cash dividends that have been declared but remain unpaid, calculated at the Accrued Dividend rate) by the conversion price then in effect, plus cash in lieu of fractional shares. The conversion price for the Preferred Stock will initially be $5.17 and is subject to adjustment from time to time upon the occurrence of certain events, including a stock split, a reverse stock split, or a dividend of common stock to the Company’s common stockholders.

•	Optional Conversion. The Preferred Stock may, at the option of the holder, be converted into Company common stock. Until the Stockholder Approval is obtained or, in the event Stockholder Approval is not obtained by the Company, the Preferred Stock beneficially owned by the holder of Preferred Stock and their respective affiliates may not be converted to the extent that, after giving effect to such conversion, each holder of Preferred Stock and its affiliates would beneficially own, in the aggregate, in excess of 19.99% of the shares of common stock outstanding immediately after the conversion (the “Conversion Cap”). The Conversion Cap will not apply to the Preferred Stock once the Company obtains Stockholder Approval. No shares of Preferred Stock may be converted until after the first occurrence of a vote seeking Stockholder Approval by the Company’s common stockholders.

•	Mandatory Conversion. If, at any time following the third anniversary date of the issuance of the Preferred Stock, the volume weighted average price of the Company’s common stock equals or exceeds three (3) times the conversion price of the Preferred Stock for a period of 30 consecutive trading days, the Company may, at its option, require that any or all of the then outstanding shares of Preferred Stock be automatically converted into Company common stock at the conversion rate. The Company may not elect to exercise the foregoing option if at any time during the period commencing on the date that the Company has made a public announcement that it has entered into a definitive agreement with respect to a transaction constituting a “Deemed Liquidation Event” (as defined in the Certificate of Designations) and ending on the date that is the first to occur of (i) the consummation of the transaction and (ii) the date that the Company has made a public announcement that any such definitive agreement has been terminated.

•	Optional Special Dividend and Conversion on Certain Change of Control. Upon the occurrence of a change of control effected by a third party tender offer and that results in any person (other than the holders of Preferred Stock or any of their respective affiliates, acting either individually or through a group) beneficially owning, directly or indirectly shares of the Company’s capital stock entitling such person to exercise 50% or more of the total voting power of all classes of voting stock of the Company, at the written request of a majority of the voting power of the outstanding shares of Preferred Stock: (i) the Board will, subject to applicable law, declare and the Company will pay a special cash dividend on each share of Preferred Stock, out of any legally available funds in the amount of the liquidation preference per share then in effect with respect to the Preferred Stock to the extent the legally available funds are sufficient to pay the special dividend in full; and (ii) as of the payment date of the special dividend, all outstanding shares of Preferred Stock automatically will be converted (without further action) into a number of shares of common stock at the conversion rate then in effect.

•	Voting. Holders of shares of Preferred Stock will be entitled to vote with the holders of shares of common stock (and any other class or series similarly entitled to vote with the holders of common stock) and not as a separate class, at any annual or special meeting of stockholders of the Company, and may act by written consent in the same manner as the holders of common stock, on an as-converted basis. Prior to the receipt of Stockholder Approval, the Preferred Stock beneficially owned by each holder of Preferred Stock, or any of its respective affiliates may only be voted to an extent s not to exceed 19.99% of the aggregate voting power of all of the Company’s voting stock outstanding who may vote with respect to any proposal (the “Voting Cap”). In addition, a majority of the voting power of the Preferred Stock must approve certain actions that adversely affect their rights, such as the creation or issuance of a series of stock with equal or greater rights than the Preferred Stock and issuance of equity securities, or securities convertible into equity, at a price that is 25% below fair market value at the time of issuance, voluntary liquidation, dissolution or winding-up of the Company if the Preferred Stock would not have the option to receive the then liquidation preference on the liquidation, dissolution, or winding-up of the Company, or subject to certain exceptions, a merger transaction that will effectively represent the sale of the Company to a successor, a sale of substantially all Company assets, and any recapitalization transaction, but only if the results of any such transaction is that holders of the Preferred Stock would not have the option to receive the full liquidation preference as a result of that transaction.

•	Redemption at the Option of the Holder. From and after the tenth anniversary of the original issuance of the Preferred Stock, each holder of shares of Preferred Stock will have the right to request that the Company redeem, in full, out of funds legally available, by irrevocable written notice to the Company, all of such holder’s shares of Preferred Stock at a redemption price per share equal to the liquidation preference then in effect per share of Preferred Stock. If the Company elects not to redeem a holder’s shares of Preferred Stock pursuant to such notice, the conversion price then in effect with respect to the shares of Preferred Stock will be decreased to the lesser of (A) the conversion price then in effect and (B) 80% of the volume weighted average price of the Company’s common stock for the 10 consecutive trading days prior to the date of the redemption request. In addition, upon a change of control event that is neither a liquidation event nor the result of a person (other than the holders of Preferred Stock and their affiliates) acquiring 50% or more of the total voting power of all classes of voting stock of the Company as a result of a tender offer, subject to the Company’s prior satisfaction of certain debt obligations, each holder of Preferred Stock that remains outstanding may require the Company to redeem shares of Preferred Stock at a price equal to the liquidation preference then in effect.

•	Redemption at the Option of the Company. From and after the tenth anniversary of the original issuance of the Preferred Stock, the Company may redeem the outstanding Preferred Stock, in whole or in part, at a price per share equal to the liquidation preference then in effect per share of Preferred Stock.

•	Board Representation. So long as shares of the Preferred Stock represent at least five percent (5%) of the outstanding voting stock of the Company, a majority of the voting power of the Preferred Stock shall have the right to designate one (1) member to the Company’s board of directors who shall be appointed to a minimum of two (2) committees of the board.

•	Anti-dilution. The conversion price of the Preferred Stock is subject to anti-dilution protections if the Company effects a stock split, stock dividend, subdivision, reclassification or combination of its common stock.

•	Maturity Date. The Preferred Stock is perpetual, and therefore does not have a maturity date.

Warrants

The rights and terms of the Class A Warrants and the Class B Warrants are identical except that the exercise price for the Class A Warrants is $5.295 per share and the exercise price for the Class B Warrants is $6.595 per share. As noted above, the Class A Warrants and the Class B Warrants are collectively referred to as the “Warrants”.

The Warrants are exercisable for a ten year term and may only be exercised for cash. The number of shares that may be acquired upon exercise of the Warrants is subject to adjustments in certain situations, including price based anti-dilution protection whereby, subject to certain exceptions, if the Company later issues common stock at a price less than 85% of the thencurrent market value or rights or securities exercisable to acquire common stock at a price less than 85% of the then current market price then the number of warrant shares will be proportionately increased. Additionally, the Warrants have standard anti-dilution protections if the Company effects a stock split, subdivision, reclassification or combination of its common stock. Upon the occurrence of certain business combinations the Warrants will be converted into the right to acquire shares of stock or other securities or property (including cash) of the successor entity. The Warrants are not immediately exercisable, but will become exercisable upon the (1) earlier of (i) September 9, 2015, or (ii) the date Stockholder approval is obtained if we seek Stockholder Approval on or before September 9, 2015; or (2) the date we seek Stockholder approval, if we seek Stockholder Approval after September 9, 2015.

Registration Rights Agreement

The Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the PIPE Investors that will, among other things and subject to certain exceptions, require the Company, upon the request of the holders of the Preferred Stock to register the common stock of the Company issuable upon conversion of the Preferred Stock or exercise of the Warrants. Pursuant to the terms of the Registration Rights Agreement, these registration rights will not become effective until one year after the closing date of the Private Placement and the costs incurred in connection with such registrations will be borne by the Company.

Item 3.02. Unregistered Sales of Equity Securities

The information disclosed under Item 1.01 is incorporated into this Item 3.02 in its entirety.

The Preferred Stock and Warrants issued in the Private Placement were issued in reliance upon an exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), as set forth in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company has appointed Christopher Shackelton to the Company’s board of directors. Such appointment filled a vacancy created by the Board’s increase by one in the size of the Board from nine to ten directors. Mr. Shackelton is expected to be appointed to one or more committees of the board, however as of the date of this report any such appointments have not been effected or confirmed. Mr. Shackelton’s initial term as director will run until the next annual meeting of the Company’s stockholders at which directors are elected.

Mr. Shackelton has not served in any capacity for the Company prior to this appointment, and except as set forth in Item 1.01 above, there are no other arrangements or understandings pursuant to which he was selected to serve as a director. Mr. Shackelton is a managing director of Coliseum and is an affiliate of the PIPE Investors and therefore has an indirect interest in the shares of Preferred Stock and the Warrants acquired by the PIPE Investors. Coliseum is a stockholder in LHC Group, Inc. (“LHC”). LHC purchased the Company’s home health segment in February 2014. Otherwise Mr. Shackelton does not have a direct or indirect material interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Shackleton will be entitled to receive any standard fees and other equity awards that the Company pays, or awards its independent directors.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Private Placement, the Company filed with the Secretary of State of the State of Delaware the Certificate of Designations as an amendment to its Certificate of Incorporation. The Certificate of Designations sets forth the rights and preferences of the Preferred Stock, certain material terms of which are discussed in Item 1.01 above. Pursuant to the Certificate of Designations, the Company is authorized to issue an aggregate of 825,000 shares of Preferred Stock. The Certificate of Designations was effective on March 9, 2015.

This summary of the Certificate of Designations and the summary of the terms of the Preferred Stock in Item 1.01 are qualified in their entirety by reference to the Certificate of Designations, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

Rights Offering

On March 9, 2015, and consistent with the terms of the Purchase Agreement, the Company filed a registration statement on Form S-3 filed with the SEC with respect to a potential rights offering to the Company’s stockholders as of a record date to be set by the Company. Pursuant to the Purchase Agreement, the PIPE Investors and their affiliates will not participate in this rights offering.

Press Release

On March 9, 2015, the Company issued a press release announcing the entry into the Purchase Agreement and the Rights Offering.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The Exhibit Index attached to this Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: March 9, 2015		/s/ Kimberlee C. Seah
	By:	Kimberlee C. Seah
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
3.1*	Certificate of Designations for Series A Convertible Preferred Stock.

4.1*	Registration Rights Agreement dated March 9, 2015, by and among Bioscrip, Inc., Coliseum Capital Partners, L.P., Coliseum Capital Partners II, L.P., and Blackwell Partners, LLC, Series A.
10.1*	Securities Purchase Agreement dated March 9, 2015, by and among Bioscrip, Inc., Coliseum Capital Partners, L.P., Coliseum Capital Partners II, L.P., and Blackwell Partners, LLC, Series A.

10.2*	Warrant Agreement dated March 9, 2015, by and among Bioscrip, Inc., Coliseum Capital Partners, L.P., Coliseum Capital Partners II, L.P., and Blackwell Partners, LLC, Series A.

99.1*	News Release

* Filed herewith.